Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                            (Amendment No. ________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             SILICONIX INCORPORATED
                (Name of Registrant as Specified In Its Charter)

          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------
  (5)  Total fee paid:
-------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1)  Amount Previously Paid:  ______________________
  (2)  Form, Schedule or Registration Statement No.:  _________________
  (3)  Filing Party:  ________________________________
  (4)  Date Filed:  __________________________________

                             [Vishay Siliconix logo]

                              2201 Laurelwood Road
                          Santa Clara, California 95054

January 19, 2000

Dear Stockholder:

We are pleased to invite you to attend the 2000 Special Meeting of Stockholders of Siliconix incorporated, which will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Wednesday, February 16, 2000, at 4:00 p.m. California time.

The enclosed Proxy Statement explains the items of business to come formally before the meeting. At the meeting, we will discuss these items in more detail. As a stockholder, it is in your best interest to express your views by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the meeting.

Whether or not you plan to attend the meeting, please sign the proxy card and return it promptly in the enclosed envelope. It requires no stamp if mailed in the United States. You may revoke any proxy you give at any time before it is exercised at the meeting.


Sincerely yours,


KING OWYANG
President and Chief
Executive Officer

                             SILICONIX INCORPORATED

                              2201 Laurelwood Road

                          Santa Clara, California 95054


         Notice of Special Meeting of Stockholders -- February 16, 2000


TO THE STOCKHOLDERS OF SILICONIX INCORPORATED:

Notice is hereby given that a Special Meeting of Stockholders of Siliconix incorporated will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Wednesday, February 16, 2000 at 4:00 p.m. California time, for the following purposes:

      1. To approve a three-for-one stock split of the Company's Common Stock, whereby each outstanding share of the Company's Common Stock, par value $0.01 per share, will be split into and become three shares of Common Stock, par value $0.01 per share.

      2. To approve a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 10,000,000 to 100,000,000.

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

January 12, 2000 has been fixed as the record date for the determination of stockholders entitled to vote at the Special Meeting and to receive notice thereof.


BY ORDER OF THE BOARD OF DIRECTORS



DAVID M. ACHTERKIRCHEN
Secretary


Santa Clara, California
January 19, 2000


Please date, sign and return the enclosed proxy in the enclosed envelope. If you plan to attend in person, please indicate this by checking the space provided on the proxy.

                                 PROXY STATEMENT

                                ----------------

                       SPECIAL MEETING OF STOCKHOLDERS OF

                             SILICONIX INCORPORATED

                                February 16, 2000

                                  ------------


                         SOLICITATION AND VOTING RIGHTS


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of your proxy for use at the Special Meeting of Stockholders on Wednesday, February 16, 2000, at 4:00 p.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Special Meeting of Stockholders. This Proxy Statement and the accompanying proxy are first being distributed to stockholders on approximately January 19, 2000. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

The Company, a corporation existing and organized under the laws of the State of Delaware, has one class of equity securities issued and outstanding, consisting of 9,959,680 shares of common stock, $0.01 par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those stockholders of record as of the record date, January 12, 2000, will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the purpose of transacting business at the meeting.

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record on each matter which may come before the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as votes against in tabulations of the votes cast on proposals to the stockholders, votes withheld have no legal effect and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by giving written notice to the Secretary of the Company and the issuance of a subsequent proxy will revoke any prior proxy even though written notice of revocation is not given.

The "Company" and "Siliconix incorporated" refer to Siliconix incorporated, a Delaware corporation, or the predecessor California corporation of the same name.


                               SECURITY OWNERSHIP


The following table shows the amount of Common Stock of the Company beneficially owned, as of January 12, 2000, by the only person who to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Such person has sole investment and voting power with respect to the shares shown.

                                        Amount
         Name and Address               Beneficially                  Percent
         of Beneficial Owner            Owned                         of Class
         -------------------            -----                         --------

         Vishay TEMIC Semiconductor    8,010,000                       80.4%
         Acquisition Holdings Corp.
           63 Lincoln Highway
           Malvern, PA  19355

The following table shows the number and percentage of shares of Common Stock beneficially owned, as of January 12, 2000, by (i) each current director, (ii) each current executive officer and (iii) all directors and executive officers as a group. Each person has sole investment and voting power with respect to the shares shown.

                                        Amount
         Name of Bene-                Beneficially                   Percent
         ficial Owner                   Owned                        of Class
         ------------                   -----                        --------

         Everett Arndt                    0                               0

         Lori Lipcaman                    0                               0

         King Owyang                  2,587                               *

         Glyndwr Smith                    0                               0

         Mike Chang                       0                               0

         John Cox                         0                               0

         Jens Meyerhoff                   0                               0

         Hamza Yilmaz                             88                      *

         All directors and executive
         officers as a group (eight persons)   2,675                      *
-------------------
*Less than 1%.


                      PROPOSAL 1--THREE-FOR-ONE STOCK SPLIT


Of the Company's 9,959,680 shares outstanding, 8,010,000 are owned by Vishay Intertechnology, Inc. Thus, the number of shares available for trading by the public (the "float") is approximately 1.95 million shares. The Board of Directors is proposing a three-for-one stock split to increase the float to approximately 5.8 million shares.

The text of the resolution which is proposed to be approved is:

         RESOLVED, that effective February 17, 2000, each outstanding share of Common Stock, par value $0.01 per share, of the Company shall be split into and shall become three shares of such Common Stock, par value $0.01 per share.

The Board believes that splitting the Company's stock will provide several benefits to the stockholders. First, the Board believes that trading in the stock would become much more liquid, as there would be 3.9 million more shares available for trading. As a result, the price of the stock should be much less volatile. Second, the Board believes that the "spread" between the bid and asked prices for the Company's stock would decrease as a result of the split, again because of the additional shares available for trading. This would be advantageous to stockholders both in purchasing and selling shares of the Company's stock. In addition, the availability of an additional 3.9 million shares for trading may make the stock more attractive to institutional investors, many of which may have been deterred from taking a position in the stock because of the small float.

Adoption of the proposal to effect a three-for-one split of the Common Stock of the Company requires the affirmative vote of a majority of the outstanding shares of the Company. If the proposal is approved, stockholders of record on February 17, 2000 will be entitled to receive two additional shares of common stock for each share of the Company's common stock held on that date. The payment date for the additional shares will be February 28, 2000.

Proposal 1 cannot be adopted unless Proposal 2 is also adopted. The Board of Directors recommends a vote FOR Proposal 1.

               PROPOSAL 2--INCREASE IN AUTHORIZED NUMBER OF SHARES


Under the Company's Restated Certificate of Incorporation, there are currently authorized for issuance 10 million shares of Common Stock, and there are 9,959,680 of such shares outstanding. Provided that Proposal 1 is approved, there will be approximately 29.9 million shares of the Company's Common Stock outstanding, so the number of authorized shares must be increased by 20 million to cover the shares to be issued pursuant to the split. The Board of Directors is proposing that the stockholders authorize approximately 70 million shares in addition to those required to accommodate the three-for-one split, i.e., a total of 100 million authorized shares.

The text of the resolution which is proposed to be approved is:

      RESOLVED that Paragraph 4 of the Restated Certificate of Incorporation of the Company is hereby amended to read in full as follows:

      "4. The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000) and the par value of each of such shares is one cent ($0.01)."

The Board believes that the availability of authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue shares for proper corporate purposes which may be identified in the future, such as to raise equity capital and to make acquisitions through the use of stock. The Board has no immediate plans, understandings, agreements, or commitments of any kind whatsoever to issue Common Stock for any purposes.

The Board also believes that the proposed authorization of 100 million shares of Common Stock will make available sufficient Common Stock for use should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system. The Company reserves the right to seek an increase in authorized Common Stock from time to time in the future as considered appropriate by the Board.

Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to any of its shares. Thus, should the Board elect to issue additional Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board elects to issue additional shares, such issuance could have a dilutive effect on the earnings per share, voting power, and stockholdings of current stockholders.

The proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. Assuming that additional shares of Common Stock were issued in the future so that

Vishay's interest were decreased to considerably less than the current 80.4%, then, in the event of a subsequent hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board is not aware of any attempt to take control of the Company and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Adoption of the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company requires the affirmative vote of a majority of the outstanding shares of the Company.

The Board of Directors recommends a vote FOR Proposal 2.


                              STOCKHOLDER PROPOSALS


Stockholder proposals must be received by the Company at its principal offices not later than December 26, 2000 in order for them to be considered for inclusion in the Company's Proxy Statement with respect to the 2001 Annual Meeting. No such proposals were received with respect to the 2000 Annual Meeting, to be held later this year.


                            ANNUAL REPORT (FORM 10-K)


Upon receipt of a written request from any stockholder, the Company will provide such stockholder, without charge, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998, including the financial statements and the schedule thereto. Stockholders desiring a copy of Form 10-K should send their written request to the Secretary, Siliconix incorporated, 2201 Laurelwood Road, Santa Clara, California 95054. If a stockholder making such a request is not a record owner of the Company's Common Stock, the request of such stockholder must contain a good-faith representation that, as of January 12, 2000, such stockholder was a beneficial owner of Common Stock.

                                  MISCELLANEOUS


The only business which the Board of Directors intends to present to the meeting is the approval of the proposed three-for-one stock split and the increase of the authorized number of shares of Common Stock. The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter which may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, management will vote the enclosed proxy in such manner as the named proxies determine in accordance with their best judgment.


BY ORDER OF THE BOARD OF DIRECTORS


DAVID M. ACHTERKIRCHEN
Secretary

January 19, 2000

                             SILICONIX INCORPORATED
                         SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 16, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints and constitutes Everett Arndt and King Owyang, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Siliconix incorporated held by the undersigned at the Special Meeting of Stockholders to be held on Wednesday, February 16, 2000, at 4:00 p.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated January 19, 2000, accompanying the notice of said meeting:


                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example  [X]


1.    THREE-FOR-ONE STOCK SPLIT


                           FOR               AGAINST            ABSTAIN

                           [  ]               [  ]               [  ]


2.    INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO
      100,000,000

                           FOR               AGAINST            ABSTAIN

                           [  ]               [  ]                [  ]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


I plan to attend the meeting                [   ]


I do not plan to attend the meeting         [   ]

Signature(s) ___________________________      Dated    ___________________, 2000

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.